AWC (CPA) Limited
CERTIFIED PUBLIC ACCOUNTANTS
7/F, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : (852) 2851 7954
Fax: (852) 2545 4086

May 6, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read the statements made by TransAKT Ltd. (the “Company”) in Item 4.01 of the Company’s Current Report on Form 8-K dated May 6, 2016 and agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements of the Company made under Item 4.01 therein.

/s/ AWC (CPA) Limited
Certified Public Accountants